EXHIBIT 32

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K of Exact Sciences Corporation (the "Company") for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Don M. Hardison, President and Chief Executive Officer of the Company, Harry W. Wilcox, III, Senior Vice President, Chief Financial Officer and Treasurer of the Company, and Charles R. Carelli, Jr., Controller and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge that:

  1)
  The Report fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934; and

  2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 14, 2005	/s/ Don M. Hardison Don M. Hardison President and Chief Executive Officer
Dated: March 14, 2005	/s/ Harry W. Wilcox, III Harry W. Wilcox, III Senior Vice President, Chief Financial Officer and Treasurer
Dated: March 14, 2005	/s/ Charles R. Carelli, Jr. Charles R. Carelli, Jr. Controller and Principal Accounting Officer